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                                                                     Exhibit 1







                              ALLMERICA PRIME TRUST

                       AGREEMENT AND DECLARATION OF TRUST


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                              ALLMERICA PRIME TRUST

                       AGREEMENT AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST made at Worcester, Massachusetts, the 26th day of September, 2002, by the Trustees hereunder, as amended.

WITNESSETH that

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I

                              Name and Definitions

Name

Section 1. This Trust shall be known as Allmerica Prime Trust, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Definitions

Section 2. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

     (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

     (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time;


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     (d)  "Shareholder" means a record owner of Shares;

     (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

     (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

     (h) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

     (i) The terms "series" or "series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and

     (j) The term "class" or "class of Shares" refers to the division of Shares representing any series into two or more classes as provided in
          Article III, Section 1 hereof.


                                   ARTICLE II

                                Purpose of Trust

The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character.

                                   ARTICLE III

                                     Shares

Division of Beneficial Interest

Section 1. The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series shall at all times be divided into Shares, without par value, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of any series into two or more classes, Shares of

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each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the Bylaws. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class.

Ownership of Shares

Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and class and as to the number of Shares of each series and class held from time to time by each Shareholder.

Investment in the Trust

Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the Bylaws from time to time authorize.

All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets" of such series.

No Preemptive Rights

Section 4. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Status of Shares and Limitation of Personal Liability

Section 5. Shares shall be deemed to be personal property giving only the rights provided in this instrument or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this instrument and the Bylaws and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or right to any part of the Trust property, or to call for a partition or division of the same, or to call for an accounting; nor shall the ownership of Shares

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constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                   ARTICLE IV

                                  The Trustees

Election

Section 1. The initial Trustees, each of whom shall serve until the first meeting of Shareholders at which Trustees are elected and until his or her successor is elected and qualified, or is removed, shall be John P. Kavanaugh and Richard M. Reilly and such other persons as the Trustees then in office shall, prior to any sale of Shares pursuant to public offering, appoint.

The number of Trustees shall be fixed by the Trustees, except that, subsequent to any sale of Shares pursuant to a public offering, there shall be not less than three nor more than fifteen Trustees. Any vacancies occurring in the Board of Trustees may be filled by Trustees, if immediately after filling any such vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time less than a majority of the Trustees then holding office were elected to such office by the Shareholders, the Trustees shall call a meeting of Shareholders for the purpose of electing Trustees. Each Trustee elected by the Shareholders or by the Trustees shall serve until the next meeting of Shareholders held for the purpose of electing Trustees and until the election and qualification of his or her successor, or until he or she sooner dies, resigns, or is removed. At any meeting called for such purpose, a Trustee may be removed, with or without cause, by vote of a majority of the outstanding shares. By vote of a majority of the Trustees then in office, the Trustees may remove a Trustee with or without cause. A Trustee's incumbency shall be subject to termination by the retirement policy adopted from time to time by the Board of Trustees.

Effect of Death, Resignation, etc., of a Trustee

Section 2. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Powers

Section 3. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the

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Shareholders; they may fill vacancies in or add to their number and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

     (a)  To invest and reinvest cash, and to hold cash uninvested;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, sub-custodian or other depositary or a nominee or nominees or otherwise;

     (f) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series;

     (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the

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          Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

     (h) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

     (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (k)  To borrow funds;

     (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

     (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring any Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

     (n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

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The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

Payment of Expenses by Trust

Section 4. The Trustees are authorized to pay or to cause to be paid out of the assets of the Trust, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur; provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series.

Ownership of Assets of the Trust

Section 5. Title to all of the assets of each series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

Advisory, Management and Distribution

Section 6. Subject to a favorable Majority Shareholder Vote, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the "Manager"), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested, and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

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The fact that:

     (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

     (b) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

Voting Powers

Section 1. Subject to the voting powers of one or more classes of Shares as set forth elsewhere in this Declaration of Trust or in the Bylaws, the Shareholders shall have power to vote only (a) for the election of Trustees as provided in
Article IV, Section 1, (b) with respect to any Manager as provided in Article IV, Section 6, (c) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4, (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (e) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (f) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to series or classes of Shares, except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes of Shares materially differently, Shares shall be voted by individual

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series or class; and (2) when the Trustees have determined that the matter affects only the interests of one or more series or classes, then only Shareholders of such series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Until Shares of any series or class are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders as to such series or class.

Voting Power and Meetings

Section 2. Meetings of Shareholders of the Trust or of any or all series or classes may be called by the Trustees or such other person or persons as may be specified in the Bylaws, and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or of any such series or classes as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of Shareholders of the Trust or of any series or classes shall be called by the Trustees or such other person or persons as may be specified in the Bylaws, or upon written application by Shareholders holding at least 10% of the outstanding Shares of the Trust, if Shareholders of all series and classes are required hereunder to vote in the aggregate and not by individual series or classes at such meeting, or of any series or classes, if Shareholders of such series or classes are entitled hereunder to vote by individual series or classes at such meeting, requesting that a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the Bylaws. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Trust.

Quorum and Required Vote

Section 3. Thirty percent (30%) of the Shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as an individual series or class, then 30% of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws, a majority of the Shares voted shall decide any questions, and a plurality shall elect a Trustee; provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as an individual series or class then a majority of the Shares of that

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series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

Action by Written Consent

Section 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Additional Provisions

Section 5. The Bylaws may include further provisions, not inconsistent with this Declaration of Trust, regarding Shareholders' voting powers, the conduct of meetings and related matters.

                                   ARTICLE VI

                   Distributions, Redemptions and Repurchases

Distributions

Section 1. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each series such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any one or more series all or any part of the principal of such series. Any distribution to the Shareholders shall be made to said Shareholders pro rata in proportion to the number of Shares of such series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that Series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.

Redemptions and Repurchases

Section 2. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value

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thereof, as next determined in accordance with the Bylaws. Payment for said
Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that, in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Securities and Exchange Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Securities and Exchange Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust also may purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

Redemptions at the Option of the Trust

Section 3. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with Bylaws: (a) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (b) to the extent that such Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees; or (c) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

                                   ARTICLE VII

              Compensation and Limitation of Liability of Trustees

Compensation

Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee in connection with advisory, management, legal, accounting, investment banking or other services, and payment for the same by the Trust.

Limitation of Liability

Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

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Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII

                                 Indemnification

Trustees, Officers, etc.

Section 1. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise, hereinafter referred to as a ("Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust, or (b) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments, or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

Compromise Payment

Section 2. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that his or her action was in the best interests of the Trust, or (b) is liable

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to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

Indemnification Not Exclusive

Section 3. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Shareholders

Section 4. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from

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and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.

                                   ARTICLE IX

                                  Miscellaneous

Trustees, Shareholders, etc., Not Personally Liable: Notice

Section 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of the State of The Commonwealth of Massachusetts, and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or as officer or officers and not individually, and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

Trustee's Good Faith Action, Expert Advice, No Bond or Surety

Section 2. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustees

Section 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

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Duration and Termination of Trust

Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding a majority of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of the Trust or of the particular series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or Shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, provided that any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

Filing of Copies, References, Headings

Section 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the State of The Commonwealth of Massachusetts and with the Worcester City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions such as "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law

Section 6. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

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Amendments

Section 7. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment which in the determination of the Trustees shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series and classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series and class affected and no vote of Shareholders of a series or class not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

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IN WITNESS WHEREOF, the undersigned having hereunto set their hands to this
Agreement and Declaration of Trust of Allmerica Prime Trust in the city of Worcester, Massachusetts for themselves and their assigns, on this 26th day of September, 2002.

/s/ Richard M. Reilly                              /s/ John P. Kavanaugh
----------------------------                       -----------------------------
Richard M. Reilly                                  John P. Kavanaugh
15 Whittier Road                                   33 Pederzini Drive
Needham, MA  02192                                 Medfield, MA  02052



                        THE COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.                                     September 26, 2002

Then personally appeared each of the above named, Richard M. Reilly and John P. Kavanaugh, and acknowledged the foregoing instrument to be their free act and deed, before me,

                                                   /s/ Lori B. Shumway
                                                   -----------------------------
                                                   Notary Public
                                                   My commission expires:
                                                    August 27, 2004

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